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                                                                  EXHIBIT 10.23

Legal Department
Corning Incorporated
Corning, New York 14831
607-974-9000
fax 607-974-6135

October 6, 1998

AstroPower, Inc.
Solar Park
Newark, DE 19716-2000

Attention: President

Dear Sirs:

   This letter confirms our agreement as to the following:

   1. AstroPower, Inc. ("AstroPower") shall repay to Corning Incorporated ("Corning") Five Million Dollars ($5,000,000.00), constituting the full principal amount outstanding under the Secured 7% Convertible Promissory Note, dated August 19, 1997 (the "Note"), issued by AstroPower to Corning.

   2. AstroPower shall remit the full amount of such payment by wire transfer of immediately available funds to the account of Corning on or before the close of business on October 9, 1998.

   3. Contingent upon receipt by Corning of the above mentioned funds, Corning waives the prepayment provisions of Section 2B of the Note.

   4. Contingent upon receipt by Corning of the above mentioned funds, Corning waives all rights to interest accrued on the Note after August 16, 1998.

   5. The Note Purchase Agreement, dated August 19, 1997 (the "Note Purchase Agreement"), between Corning and AstroPower and the Security Agreement, dated August 19, 1997 (the "Security Agreement"), between Corning and AstroPower and the Intercreditor and Lien Priority Agreement, dated August 19, 1997 (the "Intercreditor Agreement"), between Corning, AstroPower and Mellon Bank, DE, N.A. and the letter agreement, dated August 21, 1997 (the "Letter Agreement"), between Corning, AstroPower and Artisans Bank shall each be terminated, effective upon receipt by Corning of the above mentioned funds.

   6. The Research and Development Umbrella Agreement, dated August 19, 1997 (the "R&D Agreement"), between Corning and AstroPower is hereby terminated, except for the confidentiality provisions of Section 4(b) thereof which shall terminate as provided therein.

   7. All options on AstroPower capital stock heretofore granted to Corning (the "Options") shall be cancelled, effective upon receipt by Corning of the above mentioned funds.

   8. The arrangements contemplated herein shall constitute full satisfaction of all rights and obligations, and each of Corning and AstroPower hereby release and agree to hold harmless the other from all obligations, claims, causes of action, liabilities, expenses or other damages that have arisen or that may arise, under each of the Note, the Note Purchase Agreement, the Security Agreement, the Intercreditor Agreement, the Letter Agreement, the R&D Agreement and the Options, and each of Corning and AstroPower waive all rights thereunder and agree not to assert any claims or causes of action in respect thereof.
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   Please confirm your agreement with the above by countersigning one original copy of this letter and returning it to the attention of Marcus P. Efthimiou, Esq., Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

                                             CORNING INCORPORATED

                                                /s/ Corning Incorporated
                                             By: ______________________________

Agreed:

ASTROPOWER, INC.

  /s/ AstroPower, Inc.
By: _________________________________

   October 9, 1998
Date: _______________________________